UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 10, 2020

NABRIVA THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37558	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25-28 North Wall Quay, IFSC, Dublin 1, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 816-6640

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NBRV	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On December 10, 2020, Nabriva Therapeutics plc (the “Company”) completed a registered public offering (the “Offering”) in which it sold 6,000,000 ordinary shares (the “Shares”). Each Share is being issued and sold at a public offering price of $2.50. The net proceeds to the Company from the Offering, after deducting the placement agent’s fees and other estimated offering expenses payable by the Company, are expected to be approximately $13.3 million.

In connection with the Offering, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) on December 10, 2020 with certain institutional investors (the “Purchasers”). The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchasers, including for liabilities arising under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The Shares will be issued and sold pursuant to a shelf registration statement on Form S-3 that was originally filed with the Securities Exchange Commission (“SEC”) on September 1, 2020 and declared effective by the SEC on September 11, 2020 (File No. 333-248530). A prospectus supplement relating to the offering has been filed with the SEC. The closing of the offering is expected to take place on or about December 15, 2020, subject to customary closing conditions.

The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Securities Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which is attached hereto as Exhibit 10.1.

The Company engaged H.C. Wainwright & Co., LLC (“Wainwright”) to act as its exclusive placement agent in connection with the offering. The Company has agreed to pay Wainwright 6.0% of the aggregate gross proceeds of the Offering and a management fee equal to 1.0% of the gross proceeds of the Offering. The Company also agreed to reimburse Wainwright for certain expenses in connection with the Offering in an aggregate amount not to exceed $90,000 and to reimburse Wainright’s closing costs, including clearing expenses in an aggregate amount not to exceed $12,900.

The Company also engaged Northland Securities, Inc. as its financial advisor in connection with the Offering.

A copy of the legal opinion of A&L Goodbody as to the legality of the Shares is attached as Exhibit 5.1 hereto.

Item 8.01.	Other Events.

The full text of the press release announcing the launch of the registered public offering on December 10, 2020 and the press release announcing the pricing of the registered public offering on December 10, 2020 are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Cash Runway

The Company estimates that the net proceeds from the offering, together with its existing cash, cash equivalents and short-term investments, will be sufficient to enable it to fund its operating expenses, debt service obligations and capital expenditure requirements into the second quarter of 2021. The Company has based this estimate on assumptions that may prove to be wrong, and the Company could use its capital resources sooner than it currently expects. This estimate assumes, among other things, that the Company does not obtain any additional funding through grants and clinical trial support, collaboration agreements or equity or debt financings. This estimate further assumes that the Company does not obtain any additional funding under its “at-the-market” offering program and that it remains in compliance with the covenants, and no event of default occurs under, its Loan and Security Agreement with Hercules Capital, Inc.

Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company, including but not limited to statements about the prospective financing, the sufficiency of the Company’s existing cash resources, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: market and other financing conditions, the Company’s ability to satisfy customary closing conditions related to the registered public offering and to consummate the offering, fluctuations in the Company’s share price, the extent of business and other interruptions resulting from the infection causing the COVID-19 outbreaks or similar public health crises, the sufficiency of cash resources and need for additional financing and such other important factors as are set forth in the Company’s annual and quarterly reports and other filings on file with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this Form 8-K represent the Company’s views as of the date of this Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of A&L Goodbody, Irish counsel to Nabriva Therapeutics plc
10.1	Form of Securities Purchase Agreement, dated December 10, 2020, by and among Nabriva Therapeutics plc and the purchasers party thereto
23.1	Consent of A&L Goodbody (contained in Exhibit 5.1 above)
99.1	Press Release dated December 10, 2020
99.2	Press Release dated December 10, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABRIVA THERAPEUTICS PLC

Date: December 14, 2020	By:	/s/ Gary Sender
Gary Sender
Chief Financial Officer